UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2015

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2015, Triple-S Management Corporation (the "Company") was notified that the Puerto Rico Health Insurance Administration ("ASES" by its Spanish acronym) had executed the contract with Triple-S Salud, Inc., a Puerto Rico insurance company ("Triple-S") and health insurance subsidiary of the Company, for the offering of health care services for the Medicaid subscribers in the Metro North and West regions (collectively, the "Service Regions") of the Government of Puerto Rico’s health insurance program, known as the Government Health Plan (the "Contract"). The Company had previously announced the Notice of Intent to Award Contract granted by ASES to Triple-S under Item 8.01 of a Current Report on Form 8-K dated October 15, 2014.

The Contract, which is dated January 21, 2015, commences on April 1, 2015 and expires on June 30, 2017. Under the terms of the Contract, Triple-S is responsible for the provision of medical, mental, pharmacy and dental healthcare services to Government Health Plan subscribers in the Service Regions on an at-risk basis.

Under the terms of the Contract and as a result of a separate Letter Agreement signed on January 14, 2015 to reflect an adjustment in co-payments (the "Letter Agreement"), ASES will pay Triple-S a revised rate per member per month of $174.16 for the Metro North Region and $140.61 for the West Region. The Contract also provides for the payment of civil monetary penalties or liquidated damages by Triple-S to the extent it does not meet its obligations, which damages vary in amount depending on the nature of Triple-S’s default. In lieu of imposing any liquidated damages, penalties or sanctions against Triple-S, ASES may withhold an amount not to exceed 10% of the per member per month payment for certain limited events of non-compliance, until such event is cured. Moreover, the Contract contains representations and warranties and indemnity, termination and default provisions customary for these types of transactions with the Government of Puerto Rico. Finally, the Contract contains certain termination rights for both Triple-S and ASES, including the right to terminate the Contract as a result of insufficient government funds to pay ASES’s obligations under the Contract.

The foregoing summary of the terms and conditions of the Contract and the Letter Agreement is subject to, and qualified in its entirety by, the full text of the Contract and the Letter Agreement which will be filed with its next periodic filing under the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

February 9, 2015	By:	Ramón M. Ruiz-Comas

Name: Ramón M. Ruiz-Comas
Title: President & Chief Executive Officer